SCHEDULE 14A-INFORMATION REQUIRED IN PROXY STATEMENT

            (Last amended in Exch Act Rel No. 35113, Eff. 1/3/95)

                          SCHEDULE 14 INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934
                             (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                         Farmers National Banc Corp.
              (Name of Registrant of Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

              Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[  ] $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11:

Title of each class of securities to which transaction applies:
 .................................................................
 ....................................................

Aggregate number of securities to which transaction applies:
 .................................................................
 ...................................................

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on
which the filing fee is calculated and state how it was
determined):
 .................................................................
 ...................................................

Proposed maximum aggregate value of transaction:
 .................................................................
 ...................................................

Total fee paid:
 .................................................................
 ............................

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

        1. Amount Previously Paid:
           ......................................................

        2. Form, Schedule or Registration Statement No.:
           ......................................................

        3. Filing Party:
           ......................................................

        4. Date Filed:
           ......................................................

(Amended by Exch Act Rel No.35113, eff 1/30/95)



                    FARMERS NATIONAL BANC CORP.
                      20 SOUTH BROAD STREET
                       CANFIELD, OHIO 44406


           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
            TO BE HELD ON THURSDAY, MARCH 26, 1998


TO THE HOLDERS OF SHARES OF COMMON STOCK:

	NOTICE IS HEREBY GIVEN that pursuant to call of its Directors, the Annual Meeting of the Shareholders of FARMERS NATIONAL BANC
CORP., Canfield, Ohio will be held at Colonial Catering located at 429 Lisbon Street, Canfield, Ohio 44406 on Thursday, March
26, 1998 at three-thirty o'clock (3:30) P.M., Eastern Standard
Time, for the purpose of considering and voting upon the following matters:

     1. ELECTION OF DIRECTORS. The election of the eight (8) persons listed in the accompanying Proxy Statement.

     2. TO TRANSACT SUCH OTHER BUSINESS as may properly come before the Meeting or any adjournment thereof.


	Shareholders of record at the close of business on February 6, 1998 are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.







                                       By Order of the Board of Directors


                                       Frank L. Paden, President & Secretary



Canfield, Ohio
March 5, 1998

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.



                     FARMERS NATIONAL BANC CORP.
                       CANFIELD, OHIO 44406

                          PROXY STATEMENT

                   ANNUAL MEETING OF SHAREHOLDERS

                          MARCH 26, 1998

	Farmers National Banc Corp., herein referred to as "Farmers" or the "Corporation" is furnishing this Proxy Statement to its shareholders in connection with the solicitation, by order of the Board of Directors of Farmers, of proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, March 26,
1998 at 3:30 P.M., Eastern Standard Time, at Colonial Catering,
429 Lisbon Street, Canfield, Ohio 44406, and at any adjournments thereof. The Corporation is a one-bank holding company of which The Farmers National Bank of Canfield is the wholly owned subsidiary.



	The cost for solicitation of proxies will be borne by Farmers. Brokerage firms and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. Farmers will, upon request, reimburse brokerage firms, and other custodians, nominees and fiduciaries for the execution of proxies and for their expenses in forwarding proxy material to their principals.



	The proxy statements and the form of proxy are being mailed on March 5, 1998 or as soon thereafter as practicable to all shareholders entitled to vote at the meeting. In addition to use of mails, proxies may be solicited by officers, directors, and employees of Farmers by personal interview, telephone and telegraph.



	The 1997 Annual Report, including the required audited financial statements of the Corporation and related financial information, is enclosed with this proxy soliciting material.


                          VOTING RIGHTS

	Only shareholders of record at the close of business on February 6, 1998 will be entitled to vote at the meeting. As of February 6, 1998, Farmers had issued and outstanding 3,491,137 shares of common stock with no par value held by approximately 2,128 holders of record eligible to vote. Each outstanding share entitles the recordholder to one vote. The number of shares present at the meeting in person or by proxy will constitute a quorum for the transaction of business. A plurality of the votes duly cast is required for the election of Directors (i.e., the nominees receiving the greatest number of votes will be elected).



	It is important that your stock be represented at the meeting, regardless of the number of shares you may own. We would appreciate your signing and returning the enclosed proxy. The shares represented by each proxy, which is properly executed and returned to Farmers, will be voted in the manner described in this proxy statement and the proxy. In the absence of instructions, the proxy will be voted "For" the election of the eight (8) persons listed in this Proxy Statement. The proxy may be revoked at any time prior to its exercise, by delivering notice of revocation or a duly executed proxy bearing a later date to the Treasurer of the Corporation at any time before the proxy is voted. Shareholders who attend the meeting in person may vote their stock even though they may have sent in a proxy.
No officer or employee of Farmers may be named as a proxy. If you received two or more proxy forms because of difference in addresses or registration of shareholdings, each should be executed and returned in order to assure a complete tabulation of shares.



	The corporation will appoint two officers to act as inspectors for purpose of tabulating the votes cast by proxy. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting.



	The Board of Directors knows of no other business that will be presented for consideration at the 1998 Annual Meeting other than the matters described in this Proxy Statement. If any other matters should come before the meeting, the proxy holders will vote upon them in accordance with their best judgment.


                      ELECTION OF DIRECTORS

	Pursuant to the Code of Regulations, the authorized number of directors of Farmers has been set at eight (8). The Board of Directors has nominated the eight (8) persons named below to serve as directors until the next Annual Meeting or until their earlier death, resignation or removal from office. Each of the eight (8) nominees is presently a member of the Board of Directors and has consented to serve another term as Director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors. It is presently anticipated that each person elected as a Director of the Corporation at the annual meeting will be elected by the Corporation as a Director of the Corporation's wholly-owned subsidiary, Farmers National Bank of Canfield.



	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE EIGHT NOMINEES LISTED BELOW.


              INFORMATION WITH RESPECT TO NOMINEES

	Certain information in the following tabulation has been furnished to Farmers by the respective nominees for director.


                      Principal Occupation and                   Director
Name                 Five Year Business Experience        Age    Since (A)

Benjamin R. Brown   President and Owner of Castruction    52       1991
                    Company, Incorporated in 1965. The
                    Company designs and manufactures
                    pre-cast shapes and associated
                    products for the steel industry.


Richard L. Calvin   Vice Chairman since 1996, formerly,   71       1975
                    Executive Vice President/Cashier of
                    Farmers National Bank since 1972
                    and Executive Vice President/
                    Treasurer of Farmers National Banc
                    Corp. since 1983.



Joseph O. Lane      President and Owner of Lane Funeral   73       1965
                    Homes, Inc. since 1950, Lane Life
                    Paramedics, Inc. and Lane Monument
                    Co.  Mr. Lane operates three funeral
                    homes, an EMT and ambulance service.



David C. Myers      President and Owner of Myers          69       1988
                    Equipment Corp.  since 1955.  The
                    Company sells truck equipment and
                    school buses.   Mr. Myers has
                    operated a 2,000 - acre farm since
                    1946.



Edward A. Ort       President of Ort Furniture Mfg. Co.   68       1993
                    since 1973.  The Company
                    manufactures upholstered furniture
                    which is shipped to retail furniture
                    stores in northeastern United States
                    since 1957.



Frank L. Paden      President & CEO of Farmers National   46       1992
                    Bank since 1996 and EVP/Sr. Loan
                    Officer since 1991. President &
                    Secretary of Farmers National Banc
                    Corp. since 1996.


William D. Stewart  Chairman since 1996, formerly,        68       1972
                    President of Farmers National Bank
                    since 1972 and President & Secretary
                    of Farmers National Banc Corp. since
                    1983.


Ronald V. Wertz     President and Owner of Boyer          51       1989
                    Insurance Inc. since 1981.  The
                    Company provides risk management
                    analysis and policies for
                    individuals, families and business
                    insurance plans, including property,
                    liability, health, life and bonding.



(A)  Includes the period served as a director of The Farmers
National Bank of Canfield prior to its reorganization into a wholly owned subsidiary of this Corporation in 1983.



          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


	Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, Directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.


	To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during 1997, all Section 16(a) filing requirements applicable to its officers, Directors and greater that 10% beneficial owners were complied with.



SECURITY OWNERSHIP OF MANAGEMENT

	The following table sets forth information regarding beneficial ownership as of December 31, 1997, of the Corporation's common shares of each Director and all Executive Officers as a group.



Name                            Aggregate Number of             Percent of
                                Shares Beneficially            Outstanding
                                    Owned (A)                     Shares

Benjamin R. Brown                   28,848                         .83%

Richard L. Calvin                   39,060                        1.12%

Joseph O. Lane                      83,973                        2.41%

David C. Myers                      26,307                         .75%

Edward A. Ort                        7,140                         .20%

Frank L. Paden                       8,470                         .24%

William D. Stewart                  30,942                         .89%

Ronald V. Wertz                     26,325                         .75%

Executive Officers as a Group       11,646 (B)                     .33%

All Directors and
Executive Officers as a Group      254,241                        7.28%



(A) Information relating to beneficial ownership is based upon information available to Farmers and uses "Beneficial Ownership" concepts set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, Beneficial Ownership includes those shares over which an individual has sole or shared voting, and/or investment powers such as beneficial interest of a spouse, minor children, or other relatives living in the home of the named individual, trusts, estates and certain affiliated companies.



(B)  Includes 8,470 shares held by Frank L. Paden, President and
CEO of Farmers National Bank of Canfield and President and
Secretary of the Corporation.



COMMITTEES OF THE BOARD OF DIRECTORS



	At the Directors' organizational meeting, held immediately following the last annual shareholders' meeting of The Farmers
National Banc Corp. held on March 27, 1997, the following committees were appointed by the Chairman:


	EXECUTIVE COMPENSATION AND EMPLOYEES SALARY COMMITTEE:  Joseph
O. Lane, Chairman; Benjamin R. Brown, David C. Myers, Edward A.
Ort, and Ronald V. Wertz.


        The Executive Compensation and Employees Salary Committee reviews the compensation of the official staff and makes recommendations regarding all employee benefits to the Board of Directors. This committee met one time in 1997.


	AUDIT & EXAMINING COMMITTEE:  David C. Myers, Chairman;
Benjamin R. Brown, Edward A. Ort, and Ronald V. Wertz.



	The Audit and Examining Committee directs the activities of the internal audit staff, reviews the internal auditor's reports, reviews all examinations of the Comptroller of the Currency and makes recommendations to the Board regarding the engagement of an external auditing firm to perform the annual audit and prepare income tax returns. This committee met four times in 1997.


	DISCOUNT LOAN COMMITTEE:  Frank L. Paden, Chairman;  Benjamin
R. Brown, Richard L. Calvin, Joseph O. Lane, David C. Myers,
Edward A. Ort, William D. Stewart, and Ronald V. Wertz.



	The Discount Loan Committee meets weekly to review all loans made during the previous week and to approve all loan commitments which are either above the assigned lending limits of the loan officers or are not in keeping with existing bank policy.



	BUILDING COMMITTEE:  Richard L. Calvin, Chairman; Ad Hoc.

	The Building Committee oversees site selection, office additions and modifications. This committee did not specifically meet in 1997, however, the chairman did report to the directors at other meetings.



	LONG RANGE AND STRATEGIC PLANNING COMMITTEE: Frank L. Paden, Chairman; Benjamin R. Brown, Richard L. Calvin, Joseph O. Lane,
David C. Myers, Edward A. Ort, William D. Stewart, and Ronald V.
Wertz.



	The Long Range and Strategic Planning Committee is responsible for formulation and implementation of the Strategic Plan for the operation of the Corporation. This committee met once in 1997.



	NOMINATING COMMITTEE: Frank L. Paden, Chairman; Benjamin R. Brown, Richard L. Calvin, Joseph O. Lane, David C. Myers, Edward
A. Ort, William D. Stewart, and Ronald V. Wertz.



	The Nominating Committee makes decisions with respect to: (a) nominees for election as director at the annual meeting of shareholders; (b) nominees to fill Board vacancies between annual meetings; and (c) the composition of membership of the various other standing committees. This committee met once in 1997.



	RISK MANAGEMENT AND INSURANCE COMMITTEE: Ronald V. Wertz, Chairman; Benjamin R. Brown, Richard L. Calvin, and Carl D.
Culp, EVP/Cashier/CFO.



	The Risk Management and Insurance Committee is responsible for reviewing coverage and protection levels of insurance maintained by the Bank. The committee met once in 1997.



	During 1997, each Director standing for re-election, was present for more that 75% of the combined number of meetings of the Board of Directors and of each committee of the Board on which such director served. There were twelve regular and six special meetings of the Board of Directors in 1997.



	Members of the Board of Directors receive $400.00 for each board meeting they attend, and $300.00 for each committee meeting they attend with the exception of inside Directors who receive no compensation for committee meetings.



	NOTE: THE ABOVE COMMITTEES ARE COMMITTEES OF THE FARMERS NATIONAL BANK OF CANFIELD (THE BANK), A WHOLLY OWNED SUBSIDIARY OF FARMERS NATIONAL BANC CORP. CURRENTLY, THE MEMBERS OF FARMERS' BOARD OF DIRECTORS ALSO SERVE AS THE DIRECTORS OF THE BANK, AND ATTEND BOARD MEETINGS FOR BOTH FARMERS AND THE BANK. ALTHOUGH THESE MEETINGS ARE CONDUCTED SEPARATELY ON THE SAME
DAY, A MEMBER RECEIVES COMPENSATION (WHICH IS PAID BY FARMERS) FOR ONLY ONE MEETING, CONSEQUENTLY, MEMBERS ATTENDING A MEETING OF THE BOARDS OF BOTH FARMERS AND THE BANK ON A SINGLE DAY ARE CREDITED WITH ONE BOARD MEETING FOR ATTENDANCE AND COMPENSATION PURPOSES.


                   SUMMARY COMPENSATION TABLE


Name and Principal Position       Year    Annual Salary     Bonus     401(k)          All Other
                                          and Director             Corporation       Compensation
                                            Fees (a)               Contribution          (c)
                                                                       (b)

Frank L. Paden, President & CEO   1997      103,665           0       7,486             1,098

                                  1996       86,318           0       4,749             1,038

                                  1995       75,883       2,000           0               659

(a)  The amount of Director Fees included in this annual amount
is as follows:   Paden ($7,900, $8,250 and $6,700).

(b) In May, 1996, the Corporation adopted a 401(k) Profit Sharing Retirement Savings Plan. All employees of Farmers National Bank who have completed at least one year of service and meet certain other eligibility requirements are eligible to participate in the Plan. Under the terms of the Plan, employees may voluntarily defer a portion of their annual compensation, not to exceed 15%, pursuant to Section 401(k) of the Internal Revenue Code. The Corporation matches a percentage of the participants' voluntary contributions up to 6% of gross wages. In addition, at the discretion of the Board of Directors, the Corporation may make an additional profit sharing contribution to the Plan. The Corporation's contributions are subject to a vesting schedule and the Plan meets the requirements of Section 401(a) of the Internal Revenue Code and Department of Labor Regulations under ERISA.

(c) Amounts represent cost of group term life insurance and other benefits.

	Listed is the total compensation paid by the Corporation's subsidiary, The Farmers National Bank of Canfield during the latest fiscal year to the named person(s) for services in all capacities, specifically setting forth the direct compensation to the President & CEO. No other executive officer of Farmers receives the total annual salary and bonus in excess of $100,000.


	In 1991, as a result of certain changes in the Internal Revenue Code, the Bank's pension plan was amended to reduce significantly the benefits of several key employees, including those of Mr. Paden. As a result, the Bank has entered into Deferred Compensation Agreements with certain of its executive officers, including Mr. Paden. Under the terms of the Deferred
Compensation Agreement, they he will receive monthly payments of $930.00 for a period of two hundred and four (204) months, commencing with retirement age of 65. This agreement also provides that these executive officers will be available to perform consulting services for the Bank during the period he is receiving these payments, and prohibits him from entering into competition with the Corporation during that same period. In the event that any payments should still remain due and payable to the executive officer under the Agreement at the time of his death, those payments would be made to his surviving spouse. In the event that any payment should still remain due and payable to either the executive officer or his spouse under the Agreement at the death of the survivor of them, those payments would be reduced to their then present value at a predetermined rate of interest and paid to the estate of the survivor in a lump sum. Payments will be prorated in the event the employee retires before the age of 65, and will be increased proportionately if he retires after the age of 65. The
Agreement is funded by a life insurance policy owned by the bank, on which the Bank is the beneficiary and the premiums of which are paid by the Bank.



	NOTE: Tables containing disclosures of Stock Appreciation Rights and Plans and Long Term Incentive Plans have been omitted because no such programs exist for either Farmers National Banc
Corp. or The Farmers National Bank of Canfield.



	No Employment Contracts or Golden Parachute Agreements exist between any executive officer and either Farmers National Banc
Corp. or The Farmers National Bank of Canfield.


                     INDEBTEDNESS OF MANAGEMENT



	Farmers has had, and expects to have in the future, banking transactions in the ordinary course of business with Directors, executive officers and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Since the beginning of 1997, the largest aggregate extensions of credit to officers, directors and their associates during the year ended December 31, 1997 was $1,175,249 or 2.87% of Equity Capital Accounts. In the opinion of the management of Farmers, these transactions do not involve more than a normal risk of collectability or present other unfavorable features.



      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION



	The Compensation Committee of the Board of Directors is made up of all of the outside Directors of Farmers. No officers of the corporation sit on this committee. This committee reports back to the full board but its decisions are not subject to full board approval. The committee has the purpose and responsibility of providing the Bank, its staff and the communities it serves with consistent long-term leadership of the highest quality possible while protecting the interests of the shareholders.



	The committee sets the limits for increases in the aggregate for all staff, reviews performance of executive officers and sets their salaries for the coming year. In addition, any incentive/bonus program is set by the board based on the recommendation of the compensation committee.



	The committee takes a straightforward approach to the review of executives and bases its consideration of salaries on specific job performance, contribution to target levels of growth,
profitability, stability, capital and return on equity (ROE) and
return on assets (ROA).   Also considered is the executive's
contribution to the general success of the Bank and its business plan and community standing, which cannot necessarily be quantified in an appropriated manner but is weighted heavily in a community bank, which is located exclusively in small communities. Successful bank operations are contingent upon accomplishment in all areas and integration with the business community's direction and success in our market areas.
Executive performance must therefore be evaluated by using these factors as well. Specific results of each executive's area of responsibility are evaluated and considered, but would not be appropriately discussed here as a matter of confidentiality.



	The committee evaluates the President on the same basis as other executive offices with weight being given to the achievement of target levels of growth, capital and return on equity and, in addition, specific target goals of the overall strategic plan of the Bank. The accomplishment of meeting the goals and targets are reflected in the Summary Compensation
Table.



	The members of the Compensation Committee are Joseph O. Lane, Chairman; Benjamin R. Brown, David C. Myers, Edward A. Ort, and
Ronald V. Wertz. None has registered a disagreement with the above report.





      Compensation Committee Interlocks and Insider Participation



	No member of the Compensation Committee is currently or was at any time during 1997, an officer or an employee of, or had an employment agreement with the Corporation or the Bank. No corporate or committee interlocks exist which require disclosure under SEC regulations.



PERFORMANCE GRAPH

	The Securities and Exchange Commission requires a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has selected the NASDAQ Stock Market US Index and the NASDAQ Banks
Index for purposes of this performance comparison which appears below. The Performance Graph presents a comparison which assumes $100 invested on December 31, 1992, in the Corporation's common stock, The NASDAQ Stock Market US Index and the NASDAQ
Banks Index.



COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *

AMONG FARMERS NATIONAL BANC CORP., THE NASDAQ STOCK MARKET - US
INDEX AND THE NASDAQ BANKS INDEX


                [PERFORMANCE GRAPH PAPER COPY MAILED TO SEC]

TOTAL RETURN GRAPH DATA


                              12/92  12/93  12/94  12/95  12/96  12/97

Farmers National Banc Corp.    100    139    182    267    350    487

NASDAQ Stock Mkt-US            100    115    112    159    195    240

NASDAQ Bank                    100    114    114    169    223    377



RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


	The Board of Directors has elected Hill, Barth and King to serve as the Corporation's independent public accountant for the fiscal year ending December 31, 1998. Hill, Barth and King also served as the Corporation's independent public accountant for the fiscal year ended December 31, 1997. Hill, Barth and King is expected to have a representative present at the annual meeting and will be available to respond to shareholders' questions and if they desire, will have an opportunity to make any statement they consider appropriate.



                      SHAREHOLDER PROPOSALS


	Any Shareholder proposal intended to be placed in the Proxy Statement for the 1998 annual meeting to be held in March 1999 must be received by the Corporation no later than December 1, 1998. Written proposals should be sent to Carl D. Culp, Executive Vice President and Treasurer, Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio
44406. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Securities and Exchange Commission. Reference is made to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for information concerning the content and form of such proposal and the manner in which such proposal must be made.



                   ANNUAL REPORT ON FORM 10-K

	  A copy of the Corporation's 1997 report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders upon written request to Carl D. Culp, Executive Vice President and Treasurer, Farmers
National Banc Corp., 20 South Broad Street, P.O. Box 555,
Canfield, Ohio 44406.





                             BY ORDER OF THE BOARD OF DIRECTORS

                             FRANK L. PADEN, PRESIDENT & SECRETARY





                      FARMERS NATIONAL BANC CORP.
        20 South Broad St., P.O. Box 555, Canfield, Ohio 44406

                       PROXY FOR ANNUAL MEETING
                 SOLICITED BY THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENT, that I, the Undersigned Shareholder of Farmers National Banc Corp. of Canfield, Ohio, do hereby nominate and appoint William D. Calhoun, Ronald V. Wertz and David W. Yeany (no officer or employee of the Corporation may be named as proxy) or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Corporation standing in my name on its books on February 6, 1998, at the annual meeting of its Shareholders to be held at Colonial Catering, 429 Lisbon Street, Canfield, Ohio 44406, on Thursday, March 26, 1998, at 3:30 P.M., Eastern Standard Time, or any adjournment thereof with all the powers the undersigned would possess if personally present as follows:


     1. ELECTION OF DIRECTORS: The election of the eight (8) persons listed in the Proxy Statement dated March 5, 1998 accompanying the notice of said meeting.


        FOR (all nominees except as indicated below) ______ WITHHOLD AUTHORITY (as to all nominees) _____


        To withhold your vote from certain nominees, strike a line through their name.


        Benjamin R. Brown, Richard L. Calvin, Joseph O. Lane, David C. Myers, Edward A. Ort, Frank L. Paden, William D. Stewart, Ronald V. Wertz


     2. SUCH OTHER BUSINESS as may properly come before the meeting or any adjournment thereof.

	THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED UNLESS OTHERWISE INDICATED. If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of The Board of Directors.

              The Board of Directors recommends a vote "For" each of the listed propositions. This proxy is solicited on behalf of The Board of Directors and may be revoked prior to its exercise.

	WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE (whether or not you plan to attend the meeting in person).

	IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.


                               DATED _________________________________________

                               NUMBER OF SHARES HELD__________________________

                               _______________________________________________


                               _______________________________________________

                               Signature of Shareholder(s) *



*When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint others must sign.